SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 24, 2002

WAREFORCE.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	333-82327	87-0542988

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

2361 Rosecrans Avenue, Suite 155, El Segundo, CA	90245

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 725-5555

NONE

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Not applicable.

Item 2. Acquisition or Disposition of Assets.

     Not applicable.

Item 3. Bankruptcy or Receivership.

(a) On May 24, 2002, Wareforce Incorporated (the “Debtor”) the wholly owned operating subsidiary of Wareforce.com, Inc., (the “Registrant”) filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for California (the “Bankruptcy Court”) (Case No. LA02-25249SB). The Debtor manages, and will continue to manage, their properties and operate its businesses as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     On May 29, 2002, the Debtor received a binding commitment for a debtor-in-possession revolving credit facility (the “DIP Facility”) from Congress Financial Corporation (Western) of up to $10 million, subject to the satisfaction of certain conditions precedent. As part of this $10 million Dip Facility, Deutsche Financial Services Corporation is providing up to $3 million for inventory flooring.

     On May 29, 2002, the Bankruptcy Court entered an interim order approving the DIP Facility to the Debtor, which will expire within five days after the court approves the Going Concern Sale that is scheduled for July 3, 2002.

(b)  Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

     Not applicable.

Item 5. Other Events.

     Not applicable.

Item 6. Resignations of Registrant’s Directors.

     Not applicable.

Item 7. Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

Item 8. Change in Fiscal Year.

     Not applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAREFORCE.COM, INC. (Registrant)

Date: June 12, 2002	By:	/s/ ORIE RECHTMAN
Orie Rechtman, Chief Executive Officer